UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2022

HOMESTREET, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth Company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 8.01 Other Events

On January 11, 2022, HomeStreet, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters listed in Schedule I thereto (the “Underwriters”), relating to a public offering of $100.0 million aggregate principal amount of the Company’s 3.50% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The price to the public for the Notes was 100% of the principal amount of the Notes. The offering of the Notes is expected to close on January 19, 2022, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the offering are expected to be approximately $98.0 million, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use a significant portion of the net proceeds from the Notes offering to repurchase shares of its common stock through open market purchases, with the remainder of the net proceeds used for working capital and other general corporate purposes, including support for growth of its total assets.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, and termination and other customary provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-261666), which became automatically effective on December 15, 2021, and a prospectus supplement thereunder. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

On January 11, 2022, the Company issued a press release announcing the pricing of the offering of the Notes, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature, including statements regarding the Company’s expectations with respect to the closing of the offering, the net proceeds therefrom and the anticipated use thereof are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities. For a discussion of these and other factors, please refer to the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020; most recent Quarterly Reports on Form 10-Q; and other filings made from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated January 11, 2022, by and between HomeStreet, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein.
99.1	Press Release, dated January 11, 2022.
104	Cover Page Interactive Data File (embedded within with Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2022

HomeStreet, Inc.

By:	/s/ John M. Michel
John M. Michel
Executive Vice President and Chief Financial Officer

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